[BASi Letterhead]

June 19, 2003

Ronald E. Shoup
BASi
2701 Kent Avenue
West Lafayette, IN 47906-1382

Dear Ron,

Bioanalytical Systems, Inc. is pleased to provide to you this severance agreement in consideration of the services you render to the Company from and after the date of this Agreement, which the Board of Directors believes are important to the future growth and prosperity of the Company. The terms of the agreement follow:

If you are terminated other than for "Just Cause" - hereinafter defined - at any time during a two (2) year period after a "Significant Transaction" or a "Change of Board Composition" - each, hereinafter defined - you will be entitled to a continuance of your annual base salary for one (1) month for each year of service from the date of termination.

Nothing in this agreement shall be deemed to alter the "at will" nature of your employment by the Company. "Just Cause" is defined as a good faith determination by the Company's Board of personal dishonesty, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violation or similar offenses). "Significant Transaction" is defined as any of: (a) the sale of a block of stock representing greater than 50% or more of the combined voting power of the Company's then outstanding securities; (b) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer; and (c) upon the approval by the Company's shareholders of (i) a merger with or into another corporation; (ii) a sale or disposition of all or substantially all of the Company's assets; or (iii) a plan of liquidation or dissolution of the Company. "Change of Board Composition" means any change in the composition of the Board of Directors of the Company in connection with any transaction in which stock of the Company is sold by the Company, such that a majority of the non-employee directors of the Company at the time of the stock sale transaction no longer constitute a majority.

If the foregoing is acceptable to you, please sign below and return this agreement to me.

Sincerely,

/s/ Peter T. Kissinger

Peter T. Kissinger, Ph.D.
Chairman and CEO

PTK/cp

/s/ Ronald E. Shoup
Ronald E. Shoup